EXHIBIT 99.1

NEWS FOR IMMEDIATE RELEASE	CONTACT:	BRIEN M. CHASE, CFO
May 5, 2006		304-525-1600

PREMIER FINANCIAL BANCORP, INC.
REPORTS FIRST QUARTER 2006 EARNINGS

PREMIER FINANCIAL BANCORP, INC. (PREMIER), HUNTINGTON, WEST VIRGINIA (NASDAQ/NMS-PFBI), a $539 million community bank holding company with five bank subsidiaries, announced its ninth consecutive quarter of positive earnings results. Premier realized income of $1,367,000 (26 cents per share) during the quarter ending March 31, 2006, a 70% increase over the $803,000 of net income reported for the first quarter of 2005. On a per share basis, Premier earned $0.26 during the first quarter 2006, a 73% increase over the $0.15 per share earned during the first quarter of 2005. The increased earnings in 2006 were primarily the result of a 10.1% increase in net interest income, and a negative provision for loan losses.

Net interest income for the quarter ending March 31, 2006 totaled $5.204 million, compared to $4.727 million of net interest income earned in the first quarter of 2005 and $5.177 million earned in the fourth quarter of 2005. When compared to the first quarter of 2005, net interest income has increased 10.1% due to increases in interest income from loans, up $453,000, and federal funds sold, up $153,000, and reflects $286,000 of net interest expense savings from the early retirement of $5.0 million of Premier’s trust preferred securities (NASDAQ/NMS-PFBIP) on December 31, 2005, the payment of $5.0 million of interest-bearing deferred distributions on the trust preferred securities in March 2005, and the refinancing of $7.0 million of Premier’s trust preferred securities (NASDAQ/NMS-PFBIP) with bank debt on January 31, 2006. The interest expense savings, however, was more than offset by $432,000 of additional interest expense on deposit accounts as a result of rising interest rates. The 0.5% increase in net interest income, when compared to the fourth quarter of 2005, is largely due to $153,000 of net interest expense savings on Premier’s trust preferred securities from the $5.0 million early retirement on December 31, 2005 and the refinancing of $7.0 million with bank debt on January 31, 2006. The interest savings more than offset $86,000 of additional interest expense on deposit accounts as a result of rising interest rates and a $40,000 decrease in interest income largely due to lower consumer and mortgage loan volume during the same timeframe.

During the quarter ending March 31, 2006, Premier reversed provisions to the allowance for loan losses (negative provisions) of $194,000 compared to $243,000 of additional provisions made during the same period of 2005 and $290,000 of negative provisions in the fourth quarter of 2005. The negative provisions since the third quarter of 2005 have been the result of continued improvement in the estimated credit risk at banks formerly subject to regulatory agreements and payments on loans previously identified as having significant credit risk at Farmers Deposit Bank. Future provisions to the allowance for loan losses, positive or negative, will depend on future improvement or deterioration in estimated credit risk in the loan portfolio as well as whether additional payments are received on loans having significant credit risk. As a result of the charge-off of previously identified troubled credits, the negative provision and relatively unchanged total loans outstanding, the allowance for loan losses at March 31, 2006 decreased to 2.31% of total loans compared to 2.40% of total loans at year-end 2005.

President and CEO Robert W. Walker commented, “The positive earnings results for the first quarter of 2006 begin another anticipated successful year for our company. With the recent termination of the Written Agreement with the Federal Reserve Bank of Cleveland, the last of our remaining regulatory issues are behind us. While we realize there is still much to be accomplished, we are pleased that the focus of the board and management will now be directed more intently on growing the business, expense management, and building customer relationships.”

Net overhead for the quarter ending March 31, 2006 totaled $3.346 million. This compares to $3.327 million in the first quarter of 2005, and $3.209 million in the fourth quarter of 2005. The slight increase in net overhead in the quarter ending March 31, 2006 is largely due to $256,000 of accelerated amortization of trust preferred issuance costs due to the early redemption of $7.0 million on January 31, 2006. Otherwise, first quarter 2006 net overhead was generally lower than the first quarter 2005 largely due to lower staff costs, occupancy and equipment expenses and recoveries of collection costs and bad check write-offs. These savings more than offset an increase in data processing costs and non-income taxes. However, when compared to the fourth quarter of 2005, 2006 net overhead increased slightly due to normal annual salary and benefit increases and a seasonal decline in deposit service charge and overdraft income.

Total assets as of March 31, 2006 of $539 million were up 2.0% from the $528 million of total assets at year-end 2005. The nearly $10.9 million increase in total assets is largely due to a $12.2 million increase in total deposits since year-end. These funds have been held in federal funds sold pending the funding of loans anticipated to be closed in the second quarter of 2006. Shareholders’ equity of $55.3 million equaled 10.3% of total assets at March 31, 2006 which compares to shareholders’ equity of $54.3 million or 10.3% of total assets at December 31, 2005. The increase in shareholders’ equity was largely due to the $1.4 million of net income in the first quarter of 2006 which was partially offset by a decline in the market value of the securities portfolio. Premier invests in high quality debt securities of U.S. Government agencies and fully expects to receive the face value of these securities upon their maturity.

Certain Statements contained in this news release, including without limitation statements including the word "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from any future results, performance or achievements of Premier expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this press release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Premier disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Following is a summary of the financial highlights for Premier as of and for the period ending March 31, 2006.

PREMIER FINANCIAL BANCORP, INC.
Financial Highlights
Dollars in Thousands (except per share data)

	For the Quarter Ended
	March 31	March 31
	2006	2005
Interest Income	$7,676	$7,045
Interest Expense	2,472	2,318
Net Interest Income	5,204	4,727
Provision for Loan Losses	(194)	243
Net Interest Income after Provision	5,398	4,484
Non-Interest Income	898	907
Securities Transactions	-	-
Non-Interest Expenses	4,246	4,234
Income Before Taxes	2,050	1,157
Income Taxes	683	354
NET INCOME	$1,367	$803

EARNINGS PER SHARE	$0.26	$0.15

Charge-offs	$428	$550
Recoveries	308	190
Net charge-offs	$120	$360

PREMIER FINANCIAL BANCORP, INC.
Financial Highlights (continued)
Dollars in Thousands (except per share data)

	Balances as of
	March 31	December 31
	2006	2005
ASSETS
Cash/Due From Banks/Fed Funds	$49,100	$34,892
Securities Available for Sale	136,146	137,419
Loans (net)	319,947	320,825
Other Real Estate Owned	1,973	2,049
Other Assets	16,165	17,323
Goodwill	15,816	15,816
TOTAL ASSETS	$539,147	$528,324

LIABILITIES & EQUITY
Deposits	$448,007	$435,843
Fed Funds/Repurchase Agreements	9,351	9,317
Other Debt	16,470	9,736
Junior Subordinated Debentures	8,505	15,722
Other Liabilities	1,528	3,419
TOTAL LIABILITIES	483,861	474,037
Stockholders’ Equity	55,286	54,287
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$539,147	$528,324

TOTAL BOOK VALUE PER SHARE	$10.56	$10.37

Non-Accrual Loans	$3,754	$3,751
Loans 90 Days Past Due and Still Accruing	2,013	853